Exhibit 99.1

FOR IMMEDIATE RELEASE:	Sept. 6, 2005

Contacts
Media:	Investors:

Jil Backstrom	Renee Lyall
Office: (720) 558-4774	Office: (720) 558-4629
press.release@mcdata.com	renee.lyall@mcdata.com

McDATA Announces Second Quarter Fiscal Year 2005 Financial Results

CNT integration tracking to plan

BROOMFIELD, Colo. – Sept. 6, 2005 – McDATA Corporation (Nasdaq: MCDTA/MCDT), a leading provider of storage networking solutions, today reported results for its second quarter of fiscal year 2005 (Q2 05), which ended July 31, 2005.  McDATA’s second quarter reported results include two months of CNT revenue and operations following the successful close of the acquisition on June 1, 2005.   Revenue for Q2 05 was $165.3 million, compared to $98.9 million reported in the first quarter of fiscal year 2005 (Q1 05), and $98.2 million reported in the second quarter of fiscal year 2004 (Q2 04). Non-GAAP net income for Q2 05 was $3.8 million, or $0.03 per diluted share, compared to non-GAAP net income of $3.0 million, or $0.03 per diluted share in Q1 05, and non-GAAP net income of $2.0 million, or $0.02 per diluted share in Q2 04.  On a GAAP basis, McDATA reported a Q2 05 net loss of $(25.5) million, or $(0.18) per share, compared to a net loss of $(2.9) million, or $(0.02) per share in Q1 05, and a net loss of $(5.4) million, or $(0.05) per share in Q2 04.

McDATA’s Q2 05 non-GAAP net income excludes restructuring and severance costs and charges related to the amortization of purchased intangible assets and amortization of deferred compensation.  McDATA’s non-GAAP Q1 05 and Q2 04 non-GAAP net income excludes charges related to the amortization of deferred compensation and amortization of purchased intangible assets.  Q2 04 non-GAAP net income also excludes charges related to the Company’s share of the operating loss associated with its investment in Aarohi, as well as certain restructuring charges.  Non-GAAP results are a supplement to GAAP financial statements and exclude certain expenses to provide what McDATA believes is a more complete understanding of our underlying operational trends. McDATA management

380 Interlocken Crescent	Broomfield, CO 80021	720.558.8000	Fax: 720.558.3860	www.mcdata.com

uses non-GAAP results as one of the primary indicators for planning of future periods. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

“The solid second quarter results we reported today represent a strong start for McDATA in our initial quarter operating for two months as a combined company following the close of the acquisition of CNT,” said John Kelley, McDATA chairman, president and CEO. “We are optimistic that these results signify only the beginning of our success as we focus on execution and meeting integration milestones over the coming months.  Our customers show continued enthusiasm for McDATA as a technology partner and our solutions-oriented approach, and we are excited for the second half of our fiscal year as we roll out new products, including the Sphereon™ 4400 and Sphereon 4700 4Gb/s fibre channel switches announced today.”

Integration milestones achieved:

•                  McDATA acquisition of CNT successfully closed June 1, 2005.

•                  Achieved fully outsourced manufacturing model through the sale of former CNT-Lumberton manufacturing operations and assets to Solectron effective June 24, 2005.

•                  Achieved more than 70% of headcount related synergies by July 31, 2005.

Q2 05 business highlights:

•                  McDATA reinstated the position of Chief Operating Officer and appointed former EMC executive Todd Oseth to this position, with responsibility for sales, marketing, services, manufacturing, engineering, quality and information technology.

•                  Dell announced availability of the McDATA 4314 embedded 2 Gb/s Fibre Channel switch for the Dell PowerEdge 1855 blade server.

•                  Hewlett-Packard announced availability of McDATA embedded 4 Gb/s Fibre Channel switch for HP BladeSystem solutions.

•                  McDATA delivered enhanced architecture and software features for its SANtegrity™ Security Solution, designed to reduce risk, counter threats and support companies’ efforts to meet compliance requirements.

•                  Billion-dollar furniture retailer Rooms To Go deployed a disaster recovery solution using McDATA Intrepid directors and Eclipse SAN routers to protect its inventory tracking application.

•                  Quad/Graphics, one of the largest printing companies in the United States, boosted its SAN availability with McDATA Intrepid directors and SANavigator SAN management software to support its business continuance objectives.

Conference Call and webcast

McDATA will host a conference call to discuss its Q2 05 financial results today, Sept. 6, 2005, at 3:00 p.m. MDT.  The conference call is being webcast live via the Internet at www.mcdata.com. An archive of the webcast will be available for twelve months at www.mcdata.com.

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About McDATA (www.mcdata.com)
McDATA (Nasdaq: MCDTA/MCDT) is the leading provider of storage networking solutions, helping customers build, globally connect, optimize and centrally manage data infrastructures across SAN, MAN and WAN environments. With nearly 25 years experience developing SAN products, services and solutions, McDATA is the trusted partner in the world’s largest data centers, connecting more than two-thirds of all networked data.

Forward-Looking Statements
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, McDATA’s relationships with EMC, IBM and Hitachi Data Systems and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products - such as the Intrepid 10000 Director, integration of CNT’s sales and marketing functions, manufacturing constraints, constraints in obtaining third party product for resale and other risk factors that are disclosed in McDATA’s filings with the Securities and Exchange Commission. These cautionary statements by McDATA should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by McDATA. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. McDATA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2004	July 31, 2005	July 31, 2004	July 31, 2005
Revenue:
Product	$93,641	$139,139	$186,577	$231,409
Service	4,580	26,170	8,873	32,768
Total revenue	98,221	165,309	195,450	264,177

Cost of revenue
Product	38,866	66,644	77,785	107,171
Service	4,511	16,349	8,079	21,262
Restructuring charges	—	692	—	692
Total cost of revenue	43,377	83,685	85,864	129,125
Gross profit	54,844	81,624	109,586	135,052

Operating expenses:
Research and development	22,145	31,571	47,249	52,503
Selling and marketing	24,237	38,275	47,722	62,323
General and administrative	12,901	18,623	25,351	29,776
Amortization of deferred compensation	1,489	3,257	3,747	3,960
Restructuring costs	(27)	9,542	1,318	9,542
Operating expenses	60,745	101,268	125,387	158,104

Loss from operations	(5,901)	(19,644)	(15,801)	(23,052)
Interest and other income, net	1,134	134	2,308	1,101
Loss before income taxes and equity in net loss of affiliated company	(4,767)	(19,510)	(13,493)	(21,951)
Income tax expense	117	6,008	658	6,424
Loss before equity in net loss of affiliated company	(4,884)	(25,518)	(14,151)	(28,375)
Equity in net loss of affiliated company	(541)	—	(1,118)	—
Net loss	$(5,425)	$(25,518)	$(15,269)	$(28,375)

Basic net loss per share	$(0.05)	$(0.18)	$(0.13)	$(0.22)
Shares used in computing basic net loss per share	115,551	139,130	115,253	127,302

Diluted net loss per share	$(0.05)	$(0.18)	$(0.13)	$(0.22)
Shares used in computing diluted net loss per share	115,551	139,130	115,253	127,302

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2004	July 31, 2005	July 31, 2004	July 31, 2005
Revenue:
Product	$93,641	$139,139	$186,577	$231,409
Service	4,580	26,170	8,873	32,768
Total revenue	98,221	165,309	195,450	264,177

Cost of revenue
Product	38,798	66,513	77,609	107,019
Service	4,511	16,349	8,079	21,262
Restructuring charges	—	—	—	—
Total cost of revenue	43,309	82,862	85,688	128,281
Gross profit	54,912	82,447	109,762	135,896

Operating expenses:
Research and development	21,799	31,280	46,208	51,912
Selling and marketing	24,205	38,257	47,515	62,266
General and administrative	7,059	8,152	13,627	13,731
Amortization of deferred compensation	—	—	—	—
Restructuring costs	—	—	—	—
Operating expenses	53,063	77,689	107,350	127,909

Income from operations	1,849	4,758	2,412	7,987
Interest and other income, net	1,134	681	2,308	1,648
Income before income taxes and equity in net loss of affiliated company	2,983	5,439	4,720	9,635
Income tax expense	1,013	1,686	1,603	2,861
Income before equity in net loss of affiliated company	1,970	3,753	3,117	6,774
Equity in net loss of affiliated company	—	—	—	—
Net income	$1,970	$3,753	$3,117	$6,774

Basic net income per share	$0.02	$0.03	$0.03	$0.05
Shares used in computing basic net income per share	115,551	139,130	115,253	127,302

Diluted net income per share	$0.02	$0.03	$0.03	$0.05
Shares used in computing diluted net income per share	116,494	140,176	117,007	128,181

McDATA CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)  (Note 2)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2004	July 31, 2005	July 31, 2004	July 31, 2005

GAAP net loss	$(5,425)	$(25,518)	$(15,269)	$(28,375)

Adjustments:
Amortization of deferred compensation and acquisition-related compensation	2,016	3,679	5,322	4,746
Amortization of intangible assets	5,761	9,537	11,573	15,107
Other severance	—	952	—	952
Restructuring costs (recoveries)	(27)	10,234	1,318	10,234
Interest expense	—	547	—	547
Income tax (expense) benefit	(896)	4,322	(945)	3,563
Equity in net loss of affiliated company	541	—	1,118	—
Non-GAAP net income	$1,970	$3,753	$3,117	$6,774

GAAP net loss per share – basic and diluted	$(0.05)	$(0.18)	$(0.13)	$(0.22)
Non-GAAP net income per share - diluted	$0.02	$0.03	$0.03	$0.05
Shares used in non-GAAP per share calculation -diluted	116,494	140,176	117,007	128,181

Note (1) – Certain prior period amounts have been reclassified to conform to the fiscal 2005 presentation.

Note (2) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles.  The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Six Months Ended
Non-GAAP Adjustments	July 31, 2004	July 31, 2005	July 31, 2004	July 31, 2005

Cost of revenue:
Deferred compensation and acquisition-related compensation	$68	$131	$176	$152
Restructuring costs	—	692	—	692
Total cost of revenue subtotal	68	823	176	844

Operating expenses:
Research and development:
Acquisition-related compensation	346	256	1,041	556
Other severance	—	35	—	35
Selling and marketing
Acquisition-related compensation	32	18	207	57
General and administrative
Acquisition-related compensation	81	17	151	21
Amortization of intangible assets	5,761	9,537	11,573	15,107
Other severance	—	917	—	917
Restructuring costs	(27)	9,542	1,318	9,542
Amortization of deferred compensation	1,489	3,257	3,747	3,960
Operating expenses subtotal	7,682	23,579	18,037	30,195
Interest expense	—	547	—	547
Total non-GAAP Adjustments	7,750	24,949	18,213	31,586
Income tax expense (benefit)	896	(4,322)	945	(3,563)
Equity in net loss of affiliated company	541	—	1,118	—
After-tax impact of non-GAAP adjustments	$7,395	$29,271	$18,386	$35,149

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31,	July 31,
	2005	2005
Assets
Cash and cash equivalents	$64,507	$97,757
Securities lending collateral	130,804	88,750
Short-term investments	145,259	156,871
Accounts receivable, net	63,810	129,312
Inventories, net	13,720	35,001
Other current assets	7,280	9,395
Total current assets	425,380	517,086
Property and equipment, net	94,929	135,099
Long-term investments	95,589	75,031
Goodwill	78,693	264,067
Intangible assets, net	87,592	146,093
Other assets, net	36,052	62,486
Total assets	$818,235	$1,199,862

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$64,894	$166,438
Securities lending collateral	130,804	88,750
Current portion of deferred revenue	22,736	57,994
Current portion of notes payable and capital leases	912	3,345
Total current liabilities	219,346	316,527

Notes payable and capital leases, less current portion	256	4,703
Deferred revenue, less current portion	27,001	20,705
Convertible subordinate debt	170,495	291,801
Other long-term liabilities	3,913	14,788
Total liabilities	421,011	648,524
Stockholders’ equity	397,224	551,338
Total liabilities and stockholders’ equity	$818,235	$1,199,862

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	July 31, 2004	July 31, 2005

Net cash provided (used) by operating activities	$15,630	$(13,983)

Cash flows from investing activities:
Net purchases of property and equipment	$(9,815)	$(4,516)
Net purchases and sales of investments	(17,743)	9,871
Net cash provided (used) by investing activities	$(27,558)	$5,355

Cash flows from financing activities:
Payments on notes payable and capital leases	$(1,796)	$(1,057)
Cash paid for treasury stock	—	(4,551)
Proceeds from the issuance of common stock	2,874	265
Net cash provided (used) by financing activities	$1,078	$(5,343)

Effects of exchange rate changes	—	$(90)

Net decrease in cash and cash equivalents exclusive of $47.3 million of cash acquired from CNT	$(10,850)	$(14,061)

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